UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2007

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900, Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Under the Company’s Note Purchase Agreement dated as of May 22, 2003 (the “Original Note Purchase Agreement”) as amended by the First Amendment dated as of December 22, 2005, on March 29, 2007 the Company authorized the issuance and sale of $100,000,000 aggregate principal amount of the 5.93% Senior Notes, Series J, (the “Series J Notes”) under the Ninth Supplement to Note Purchase Agreements (“Ninth Supplement”).  On May 11, 2007, the Series J Notes were sold to institutional investors.  Proceeds from the sale were used to fund the Company’s recent acquisition of Bloomfield Bakers, a California Limited Partnership, and its affiliated entity, Lovin Oven, LLC.

The Series J Notes are due May 11, 2022 and are subject to the representations and warranties contained in the Original Note Purchase Agreement (filed as Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 2003) as amended by the First Amendment dated as of December 22, 2005 (filed as Exhibit 10.1 to the Company’s Form 10-Q for the period ended December 31, 2005).

Item 2.03	Creation of a Direct Financial Obligation.

The information contained in Item 1.01 of this Form 8-K regarding the terms of the Ninth Supplement is hereby incorporated by reference into this Item 2.03.

Item 9.01	Exhibits.

Exhibit 99.1	Ninth Supplement to Note Purchase Agreements dated as of May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            RALCORP HOLDINGS, INC.
                            (Registrant)

Date: May 15, 2007	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Ninth Supplement to Note Purchase Agreements dated as of May 11, 2007.